Exhibit 8.1
List of Subsidiaries
The following chart shows the name and country of organization of, and our percentage ownership in, each of our subsidiaries and participating joint ventures as of March 31, 2009.

		Proportion of issued
Company	Domicile	capital held
BWH Investments BV	The Netherlands	100	%(23)
BWH Holdings (South Africa) BV	The Netherlands	100	%(23)
Cascal Holdings Limited	United Kingdom	100	%(24)
Cascal Investment Limited	United Kingdom	100	%(1)
Cascal Services Ltd.	United Kingdom	100%
BWS Finance Ltd.	United Kingdom	100%
Cascal Ltd.	United Kingdom	100	%(21)
Bournemouth & West Hampshire Water Group Ltd.	United Kingdom	100%
Bournemouth & West Hampshire Holdings Ltd.	United Kingdom	100%
Bournemouth & West Hampshire Water Plc	United Kingdom	100%
Bournemouth Water Plc	United Kingdom	99	%(2)
West Hampshire Water Plc	United Kingdom	99	%(3)
Bournemouth Water Ltd.	United Kingdom	100%
West Hampshire Water Ltd.	United Kingdom	100%
Bournemouth & West Hampshire Enterprise Limited	United Kingdom	100%
Mill Stream Insurance Limited	United Kingdom	100%
Aquacare (BWHW) Ltd.	United Kingdom	100	%(22)
Pre-Heat Limited	United Kingdom	100	%(4)
Cascal Investments (China) Limited	United Kingdom	100	%(28)
Cascal (Chile) S.A.	Chile	100	%(5)
Aguas Santiago S.A.	Chile	100	%(5)
Servicios y Construcciones Biwater S.A.	Chile	100	%(5)
Inversiones Libardon S.A.	Chile	100	%(5)
Aguas Chacabuco S.A.	Chile	100	%(5)
Aguas de Quetena S.A.	Chile	100	%(5)
Bayesa S.A.	Chile	100	%(5)
Cascal BV (Chile) Limitada	Chile	100	%(5)(6)
Inversiones Cascal S.A.	Chile	100	%(5)
Inversiones Aguas del Sur Limitada	Chile	100	%(5)
Aguas de la Portada S.A.	Chile	100	%(5)(6)
Servicomunal S.A.	Chile	100	%(5)(25)
Servilampa S.A.	Chile	100	%(5)(25)
Belize Water Services Ltd.	Belize	83	%(7)
Biwater Ingeniera y Proyectos S.A. de C.V.	Mexico	100	%(5)(8)
Agua Mexicana y Operaciones S.A. de C.V.	Mexico	100	%(5)(8)
Cascal Operations (Pty) Limited	South Africa	100%
The Greater Nelspruit Utility Company (Pty) Ltd.	South Africa	100	%(10)
Siza Water Company (Proprietary) Limited	South Africa	73.42	%(11)
P.T. Adhya Tirta Batam	Indonesia	50	%(5)(9)
P.T. Adhya Tirta Sriwijaya	Indonesia	40	%(5)(9)
Subic Water & Sewerage Company Inc.	Philippines	30	%(9)
Aguas de Panama, S.A.	Panama	100	%(1)
The China Water Company Limited	Cayman Islands	87	%(12)
The China Water Company (Xinmin) Limited	British Virgin Islands	87	%(12)(13)
The China Water Company (Yanjiao) Limited	British Virgin Islands	87	%(12)(13)(18)
The China Water Company (Qitaihe) Limited	British Virgin Islands	87	%(12)(13)
The China Water Company (Fuzhou) Limited	British Virgin Islands	87	%(12)(13)(18)
The China Water Company (Mauritius) Limited	Mauritius	87	%(12)(13)(18)
CWC Water Management Company Limited	British Virgin Islands	87	%(12)(13)(18)
China Water Company (Fuzhou) Limited	Hong Kong	87	%(13)
China Water Company (Yanjiao) Limited	Hong Kong	87	%(13)

		Proportion of issued
Company	Domicile	capital held
China Water Company (Zhumadian) limited	Hong Kong	87	%(13)
China Water Company (Yancheng) Limited	Hong Kong	87	%(13)
Fuzhou CWC Water Company Limited	People’s Republic of China	62.64	%(12)(14)
(Shenyang) Xinmin CWC Water Company Limited	People’s Republic of China	79.09	%(12)(15)
Sanhe Yanjiao CWC Water Company Limited	People’s Republic of China	82.08	%(12)(16)
Qitaihe CWC Water Company Limited	People’s Republic of China	79.09	%(12)(17)
Yancheng China Water Company Limited	People’s Republic of China	42.63	%(9)(19)(20)
Zhumadian China Water Company Limited	People’s Republic of China	44.37	%(26)(27)

(1)	Acquired on June 30, 2006.

(2)	Company changed name to Alderney Water Plc in January 2006 and was dissolved in February 2006.

(3)	Company changed name to Knapp Mill Water Plc in January 2006 and was dissolved in February 2006.

(4)	Acquired on February 1, 2007.

(5)	Indicates a December 31 reporting date has been used for consolidation into our March 31 results, and hence the results of these companies are incorporated with a three-month lag.

(6)	Companies were dissolved in November 2004.

(7)	Interests were divested in October 2005.

(8)	Operations were terminated in January 2008.

(9)	Jointly controlled entities, reported in these financial statements under the proportional consolidation method.

(10)	Includes a 52% interest owned by Cascal Operations (Pty) Limited.

(11)	Acquired on May 3, 2007.

(12)	Acquired on November 15, 2006.

(13)	100% of issued capital held by The China Water Company Limited.

(14)	72% of issued capital held by The China Water Company (Fuzhou) Limited.

(15)	90.91% of issued capital held by The China Water Company (Xinmin) Limited.

(16)	94.34% of issued capital held by The China Water Company (Yanjiao) Limited.

(17)	90.91% of issued capital held by The China Water Company (Qitaihe) Limited.

(18)	In the process of being dissolved/wound up.

(19)	Acquired on April 29, 2008.

(20)	49% of issued share capital held by China Water Company (Yancheng) Limited.

(21)	Company changed its name from Biwater Capital plc to Cascal Plc on September 26, 2007. Re-registered as Cascal Limited on April 21, 2009.

(22)	Company formed on March 4, 2008.

(23)	Companies liquidated on March 31, 2009.

(24)	Company formed on September 25, 2009.

(25)	Acquired on June 27, 2008.

(26)	Acquired on July 23, 2008.

(27)	51% of issued share capital held by China Water Company (Zhumadian) Limited.

(28)	Company formed on May 5, 2009.